Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2026 with respect to the consolidated financial statements of NorthStar Earth & Space Inc. for the years ended December 31, 2025 and 2024 included in the Amendment No. 4 to Registration Statement (Form F-4) and related Preliminary Proxy Statement and Prospectus of Viking Acquisition Corp. I.

/s/ Ernst & Young LLP

Montreal, Canada

August 10, 2026